Exhibit 10.1 [***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 1 RELEASE AGREEMENT This Release Agreement (the “Agreement”) is entered into by and among Diana Hausman, M.D. (“Executive”), Zentalis Pharmaceuticals, Inc. (“Parent”) and Zeno Management, Inc. (“Zeno Management,” and together with Parent, the “Company”), effective as of the Effective Date (as defined below). RECITALS WHEREAS, Executive is a party to that certain Employment Agreement dated as of January 19, 2024, with the Company (the “Employment Agreement”), a copy of which is attached to this Agreement as Exhibit A and incorporated herein by reference; WHEREAS, Executive separated from the Company effective as of August 8, 2024 (the “Separation Date”); and WHEREAS, Executive acknowledges that, but for her agreement to execute this Agreement, Executive would not be eligible for the Separation Benefits (as defined below) set forth in this Agreement. NOW THEREFORE, in consideration of, and subject to, the consideration set forth herein, including the Separation Benefits described in Section 3 below, the adequacy of which is hereby acknowledged by the parties hereto, and which Separation Benefits Executive acknowledges that she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows: AGREEMENT 1. Effective Date. This Agreement shall not become effective unless both of the following events have occurred: (a) execution of this Agreement by Executive on or after the Separation Date but prior to the last day of the Review Period (as defined below), and (b) expiration of the applicable revocation period under Section 4(d) below without Executive having given notice of revocation as provided therein. The date on which this Agreement becomes effective shall be referred to in this Agreement as the “Effective Date.” 2. Termination of Employment. a. Separation Date. The Separation Date was the date of Executive’s separation from the Company and all of its affiliates for all purposes, including active participation in and coverage under all benefit plans and programs sponsored by or through the Company and its affiliates, except as otherwise provided in this Agreement. Executive hereby confirms that as a result of her separation, she no longer holds any position with the Company or any of its affiliates, including her position as Parent’s and Zeno Management’s Chief Medical Officer, and as an officer or other positions held with any other subsidiary of Parent, effective as of the Separation Date. b. Final Paycheck. In accordance with applicable law, on the Company’s next regular pay date following the Separation Date, the Company will issue to Executive her final paycheck, reflecting any earned but unpaid base salary through the Separation Date, and any accrued, unused vacation pay as of the Separation Date. Executive acknowledges that, other than the compensation set forth in this Section 2 to be paid to Executive as provided herein and the Separation Benefits

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 2 set forth in Section 3, she has or will have received all wages, bonuses, accrued but unused vacation or paid time off, and other benefits due Executive as a result of her employment or service with and separation from the Company. c. Expenses. The Company, within [***] after receipt of Executive’s submission of business expenses, will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of Executive’s job duties prior to the Separation Date, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than [***] after the Separation Date. d. Benefits. Subject to Section 3(b) below, Executive’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Separation Date occurred (“Health Benefits Termination Date”), except to the extent Executive elects and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for herself and any covered dependents. Executive’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans and programs, shall cease on the Separation Date. e. Equity. Executive acknowledges that, as of the Separation Date, Employee held (i) 337,500 stock options (the “Options”) granted to her by Parent, of which 42,187 were vested and 295,313 were unvested (“Unvested Options”), and (ii) 363,988 restricted stock units (the “RSUs”) granted to her by Parent. Executive’s Unvested Options and RSUs terminated automatically on the Separation Date. Executive’s vested Options shall remain subject to the terms of the stock option agreements pursuant to which such Options were granted, including the provisions that state that Executive has three (3) months from the Separation Date to exercise her vested Options. For the avoidance of doubt, the RSUs referenced in (ii) above do not include previously vested RSUs. 3. Separation Benefits. In consideration for Executive’s agreement to be bound by the terms of this Agreement, including but not limited to the release of claims in Section 4, but subject to Executive’s compliance with Section 7, including Section 7(g) regarding the return of Company property, the Company agrees to provide Executive with the following separation benefits (the “Separation Benefits”): a. [Reserved] b. COBRA Benefits. For the period beginning on the Health Benefits Termination Date and ending on the date which is eighteen (18) full months following the Health Benefits Termination Date (or, if earlier, the date on which the applicable continuation period under COBRA expires or the date Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment) (such period, the “COBRA Coverage Period”), if Executive and her eligible dependents who were covered under the Company’s health insurance plans as of the Separation Date elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for Executive on a monthly basis for an amount equal to (i) the monthly premium Executive is required to pay for continuation coverage pursuant to COBRA for Executive and her eligible dependents who were covered under the Company’s health plans as of the Separation Date (calculated by reference to the premium as of the Separation Date) less (ii) the amount Executive would have had to pay to receive group health coverage for Executive and her covered dependents based on the cost sharing levels in effect on the Separation Date. Executive

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 3 shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including the election of such coverage. Executive shall notify the Company immediately if Executive becomes eligible to receive comparable healthcare coverage by means of subsequent employment. The Separation Benefits shall be the exclusive severance benefits to which Executive is entitled, unless Executive has breached the provisions of this Agreement, in which case Section 7(h) shall apply. Executive understands that Executive will not be entitled to the Separation Benefits under this Agreement if she does not execute this Agreement on or prior to the last day of the Review Period, if she revokes this Agreement after executing it as specified in Section 4(d) below, or in the event Executive breaches the terms of this Agreement. 4. Release of Known and Unknown Claims By Executive. a. In exchange for the Separation Benefits set forth in Section 3 above, and in consideration of the further agreements and promises set forth herein, Executive, on behalf of herself and her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans (including plan sponsors, plan fiduciaries, and insurers) in which Executive is or has been a participant by virtue of her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, direct or derivative (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, Executive’s ownership of Parent securities or otherwise, including any and all claims arising under federal, state, or local laws, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and any Washington state or local laws, administrative rules or regulations respecting employment.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 4 Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims (the “Retained Claims”): (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company or its affiliates and/or pursuant to the terms of applicable state law; (iii) Claims pursuant to the terms and conditions of the federal law known as COBRA; (iv) Claims for indemnity under the bylaws of the Company or its affiliates, as provided for by applicable law or under any applicable insurance policy and the Indemnification Agreement between Executive and Parent (the “Indemnification Agreement”), which is attached hereto as Exhibit B with respect to Executive’s liability as an employee and officer of the Company or its affiliates; (v) Claims for Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release her right to secure any damages for alleged discriminatory treatment; (vi) Claims based on any right Executive may have to enforce the Company’s or its affiliates’ executory obligations under this Agreement or any agreement referenced herein; (vii) Claims Executive may have to vested or earned compensation and benefits; and (viii) Executive’s right to communicate or cooperate with any government agency. b. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 5 c. Executive acknowledges that Executive was provided with this Agreement on August 8, 2024. Executive acknowledges that Executive will have twenty-one (21) days’ time from the date the Company delivered to Executive a copy of this Agreement in which to consider this Agreement (the “Review Period”). Executive further acknowledges that the Company has advised Executive that she is waiving her rights under the ADEA, and that Executive has the right to and should consult with an attorney of her choice before signing this Agreement, and Executive has had sufficient time to consider the terms of this Agreement. Executive represents and acknowledges that if Executive executes this Agreement prior to the expiration of the Review Period, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period. Executive acknowledges and agrees that any material or immaterial changes to the Agreement shall not extend the foregoing Review Period or the deadline for the occurrence of the Effective Date. d. Executive understands that after executing this Agreement, Executive has the right to revoke it within seven (7) days after her execution of it. Executive understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Agreement in writing. Executive understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Agreement must be made in writing and delivered to [***], within the seven (7) day period. e. Executive understands that this Agreement shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. f. Executive further understands that Executive will not be given any Separation Benefits unless Executive executes this Agreement on or prior to the last day of the Review Period and thereafter allows the revocation period specified in clause (d) above to lapse without revocation by Executive. In the event Executive does not execute this Agreement on or prior to the last day of the Review Period, or revokes this Agreement thereafter as provided in clause (d) above, this Agreement shall not be effective and the Company shall have no obligations to Executive hereunder. g. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive. 5. Additional Representations and Warranties By Executive. Executive represents and warrants that: (a) Executive has no pending complaints or charges against the Company Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Executive signs this Agreement; (b) except solely to the extent related to any Retained Claim, Executive will not in the future, file, participate in, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees, or any of them unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 6 of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to her execution of this Agreement; (c) Executive has not been subject to any retaliation or any other form of adverse action by the Company Releasees for her exercise of, or attempt to exercise, any statutory rights recognized under federal, state or local law; (d) the Company Releasees have satisfied in full all obligations they ever had regarding leaves of absence and other time off of any kind (including, but not limited to, short-term disability leave, family medical leave, military leave, vacations, meal and rest periods, sick and personal days, and personal leave), and Executive has not suffered any adverse employment action as a result of seeking or taking any such leave of absence or time off; and (e) Executive has no known workplace injuries or occupational diseases, has not sustained any disabling injury and/or occupational disease that has resulted in a loss of wage-earning capacity during Executive’s employment, and has no personal injury and/or occupational disease that has been contributed to, or aggravated or accelerated in a significant manner by, Executive’s employment or separation from employment. 6. Knowing and Voluntary. Executive represents and agrees that, prior to signing this Agreement, Executive has had the opportunity to discuss the terms of this Agreement with legal counsel of her choosing. Executive further represents and agrees that she is entering into this Agreement knowingly and voluntarily. Executive affirms that no promise was made to cause Executive to enter into this Agreement, other than what is promised in this Agreement. Executive further confirms that she has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for her agreement. 7. Confirmation of Continuing Obligations. a. Proprietary Information and Inventions. Executive hereby expressly reaffirms her obligations, to the extent any such obligations survive termination, under Section 5 of the Employment Agreement, which section is incorporated herein by reference, and under the Proprietary Information, Inventions and Non-Solicitation Agreement between Executive and the Company (the “Proprietary Information Agreement”), a copy of which is attached hereto as Exhibit C and incorporated herein by reference, and agrees that such obligations shall survive the Separation Date. b. Solicitation of Company Personnel. During the [***] following the Separation Date (the “Restricted Period”), Executive will not, either directly or through others, for Executive’s own benefit or the benefit of any other individual or entity: [***]. c. Solicitation of Consultants. Executive shall not, during the Restricted Period, directly or indirectly, [***]. d. [***] e. [***] f. Cooperation. Executive agrees that, upon reasonable notice (after taking into account, to the extent reasonably practicable, her other personal and business commitments) and without the necessity of Company obtaining a subpoena or court order, she will provide reasonable cooperation to Company in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), or the decision to commence on behalf of the Company any suit, action or proceeding, any investigation and/or any defense of any claims asserted against the Company or any of the Company’s current or former directors, officers, employees, partners, stockholders,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 7 agents or representatives of any of the foregoing, and any ongoing or future investigation or dispute or claim of any kind involving the Company that relates to events occurring during Executive’s employment as to which she may have relevant information and any other matter for which she was responsible or had knowledge of through the Separation Date, other than matters in which Executive is an adverse party to the Company. Such cooperation may include, but will not be limited to, providing background information within her knowledge; aiding in the drafting of declarations; executing declarations or similar documents; testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings; and preparing for the above-described or similar activities. Upon the reasonable request of Company, Executive agrees to cooperate with the transition of her job responsibilities following the Separation Date and cooperate in providing information on matters on which she was involved while an employee. Executive shall be reimbursed all out-of-pocket costs incurred as a result of such cooperation in accordance with the terms and conditions stated in the Company’s reimbursement policies. All such cooperation shall be scheduled at mutually agreeable dates, times and locations. g. Return of Property. By signing below, Executive represents and warrants that Executive has returned to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, including, without limitation, her Company-issued laptop, documents (hard copy or electronic files), it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive further represents and warrants that she has not nor will she copy or transfer any Company information, nor will she maintain any Company confidential information after the Separation Date. Executive’s compliance with this Section 7(g) shall be a condition to her receipt of the Separation Benefits. Notwithstanding the foregoing, Executive may retain documents relating to her compensation and benefits from the Company. h. Remedy in the Event of Breach. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to withhold all Separation Benefits from Executive in the event of her breach of this Section 7 prior to Executive’s receipt of such Separation Benefits. Further, if Executive breaches this Agreement after receipt of the Separation Benefits, Executive agrees that Company shall be entitled to recover the Separation Benefits, less an amount of $1,000, and that in such instance, all of Executive’s obligations under this Agreement will remain in full force and effect. i. Whistleblower Provision; Other Protected Activity. Nothing in this Agreement or the Proprietary Information Agreement shall prevent Executive from communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, or the U.S. Department of Justice, without notifying or seeking permission from the Company. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 8 a lawsuit or other proceeding, if such filing is made under seal, and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order. Further, nothing in this Agreement or the Proprietary Information Agreement shall prevent Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. j. Definitions. For purposes of this Section 7, the term “Company” means not only Zeno Management, Inc., but also Parent as well as any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Zeno Management, Inc. 8. References. Executive will direct all requests for employment references to the Company’s Human Resources department. All responses to requests for references shall state only Executive’s title, dates of service, and shall make no further comment. 9. Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in Seattle, Washington, before a single neutral arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures (the “Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com and will be provided to Executive upon request. If the parties are unable to agree upon an arbitrator, one shall be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 9 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or any similar state agency in any applicable jurisdiction; provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Executive and the Company expressly waive all rights to a jury trial in court for any statutory or common law claims subject to arbitration as set forth herein. Executive further waives her right to pursue claims against the Company on a class basis. Except as expressly provided in this Section 9, Executive and the Company

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 9 agree that the arbitrator shall have the power and authority to interpret this Agreement and to determine whether a certain dispute or claim is subject to arbitration under this Agreement. Pursuant to The Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act, however, the parties agree that only a court shall determine whether a claim relates to a “sexual assault dispute” or a “sexual harassment dispute” (as those terms are defined in the statute) and is therefore not subject to arbitration. Except in the case of claims that may relate to a “sexual harassment dispute” or “sexual assault dispute,” the power and authority to determine arbitrability is hereby expressly delegated to the appointed arbitrator and not to any judge or court to the fullest extent allowed by law. 10. Entire Agreement; Modification. This Agreement, together with the Indemnification Agreement, the Proprietary Information Agreement, and the other agreements referenced herein, including Section 5 of the Employment Agreement, constitute the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. Except as provided in Section 7 hereof with respect to Section 5 of the Employment Agreement, the Employment Agreement shall be superseded entirely by this Agreement and the Employment Agreement shall be terminated and be of no further force or effect. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. 11. Survival. The covenants, agreements, representations and warranties contained in or made in this Agreement shall survive the Separation Date or any termination of this Agreement. 12. Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement. 13. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof. 14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing. 15. Severability. In the event any provision of this Agreement is found to be unenforceable by any court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby. 16. Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of Washington applicable to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 10 contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Seattle, Washington, the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Washington law. 17. Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void. 18. Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association. 19. Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. 20. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. 21. Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of her choosing. 22. Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder consistent with the foregoing intention. Any reimbursements or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The reimbursements or in-kind benefits provided under this Agreement during any taxable year of Executive’s will not affect such amounts provided in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit. Each series of installment payments made under this Agreement is hereby designated as a series of “separate

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. 11 payments” within the meaning of Section 409A of the Code. Executive’s “separation from service” for purposes of Section 409A of the Code shall occur on the Separation Date. [Signature Page Follows]

12 PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY. EXECUTIVE: Dated: August 19, 2024 /s/ Diana Hausman, M.D. Diana Hausman, M.D. PARENT: Dated: August 17, 2024 ZENTALIS PHARMACEUTICALS, INC. By: /s/ Kimberly Blackwell, M.D. Name: Kimberly Blackwell, M.D. Title: Chief Executive Officer ZENO MANAGEMENT: Dated: August 17, 2024 ZENO MANAGEMENT, INC. By: /s/ Kimberly Blackwell, M.D. Name: Kimberly Blackwell, M.D. Title: Chief Executive Officer

13 Exhibit A Employment Agreement [Exhibit A omitted in accordance with Item 601(a)(5) of Regulation S-K

14 Exhibit B Indemnification Agreement [Exhibit B omitted in accordance with Item 601(a)(5) of Regulation S-K]

15 Exhibit C Proprietary Information Agreement [Exhibit C omitted in accordance with Item 601(a)(5) of Regulation S-K]